Inland Real Estate Corporation

Supplemental Financial Information

For the Three and Nine Months Ended
September 30, 2004

2901 Butterfield Road
Oak Brook, Illinois 60523
Telephone:  (630) 218-8000
Facsimile:  (630) 218-7357
www.inlandrealestate.com

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Nine Months Ended September 30, 2004

TABLE OF CONTENTS

Page

Earnings Press Release	3 – 13

Financial Highlights	14

Funds From Operations and Other Information	16

EBITDA Calculation and Interest Coverage Ratios	17

Debt Schedule	18 – 19

Top Tenants	20

Lease Expiration Schedule (Anchor, Non-anchor, Total)	21

Leasing Activity	22 – 23

Same Store Sales Analysis	24

Acquisitions, Dispositions and Properties Held for Sale	25 – 26

Property List	27 – 36

This supplemental financial information may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could."  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  For a more complete discussion of these risks and uncertainties, please see the Company's filings on Form 10-K and 10-Q with the Securities and Exchange Commission.  The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Trista Hertz, Director of Investor Relations	Rick Fox, Media Relations Coordinator
(630) 218-7364	(630) 218-8000 x4896
hertz@inlandrealestate.com	rfox@inlandgroup.com

INLAND REAL ESTATE CORPORATION
ANNOUNCES EARNINGS PER SHARE OF $0.21
AND FUNDS FROM OPERATIONS PER SHARE OF $0.30
FOR THIRD QUARTER 2004

OAK BROOK, Ill. (November 3, 2004) – Inland Real Estate Corporation (NYSE: IRC) today announced its financial results for the third quarter ended September 30, 2004.

Highlights

  For the three months ended September 30, 2004, net income was $13.9 million, an increase of 27.5% compared to the three months ended September 30, 2003. For the three months ended September 30, 2004, net income per common share (basic and diluted) was $0.21, an increase of 23.5% compared to the three months ended September 30, 2003.
  For the three months ended September 30, 2004, funds from operations ("FFO") was $20.2 million, an increase of 1.5% compared to the three months ended September 30, 2003. For the three months ended September 30, 2004, FFO per common share (basic and diluted) was $0.30, the same FFO per common share (basic and diluted) for the three months ended September 30, 2003.
  As of September 30, 2004, the Company's portfolio was 96.3% leased, compared to 95.3% leased as of September 30, 2003.
  During the third quarter 2004, 83 new and renewal leases were executed for the rental of 480,000 square feet in the aggregate.

Financial Results
The Company reported that FFO, a widely accepted measure of performance for real estate investment trusts ("REITs"), for the three- and nine-months ended September 30, 2004 was $20.2 million and $60.8 million, respectively, an increase of 1.5% and 7.2% compared to $19.9 million $56.7 million for the three- and nine-months ended September 30, 2003.  On a per share basis, FFO was $0.30 and $0.92 (basic and diluted) for the three- and nine-months ended September 30, 2004, the same amount per share for the three months ended September 30, 2003 and an increase of 5.7% compared to $0.87 per share (basic and diluted) for the nine-months ended September 30, 2003.

The Company also reported that net income was $13.9 million (including gains on sales of properties of $3.5 million) and $37.0 million (including gains on sales of properties of $4.5 million) for the three- and nine-months ended September 30, 2004, an increase of 27.5% and 19.4% compared to net income of $10.9 million and $31.0 million for the three- and nine-months ended September 30, 2003.  On a per share basis, net income was $0.21 and $0.56 per share (basic and diluted) for the three- and nine-months ended September 30, 2004, respectively, an increase of 23.5% and 16.7% compared to $0.17 and $0.48 per share (basic and diluted) for the three- and nine-months ended September 30, 2003.  The increase in net income for the three- and nine-months ended September 30, 2004 is primarily due to gains on the sale of properties during the quarter, partially offset by the costs associated with the listing of the Company's shares on the New York Stock Exchange in the amount of $0.8 million, or $0.01 per common share.  A reconciliation of FFO to net income and FFO per share to net income per share is provided at the end of this press release.

"In the third quarter we saw continued strong leasing activity, which has resulted in overall occupancy of more than 96%," said Robert D. Parks, the Company's President and Chief Executive Officer.  "Year-to-date, we have leased 1.1 million square feet in new and renewal leases, including 480,000 square feet leased in the third quarter, an improvement from our 2003 leasing results."

Portfolio Performance
Total revenues increased 12.7% to $46.9 million for the three-months ended September 30, 2004 from $41.6 million for the three-months ended September 30, 2003.  Total revenues increased primarily due to the addition of new retail properties acquired both last year and this year. The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three- and nine-month periods during each year. A total of 121 of the Company's investment properties satisfied this criterion during these periods and are referred to as "same store" properties. Same-store net operating income increased 2.0% (GAAP basis) to $29.4 million for the three-months ended September 30, 2004 compared to $28.9 million for the three-months ended September 30, 2003.  This increase is primarily the result of an increase in occupancy and positive spreads in leasing rates obtained during the period. As of September 30, 2004, occupancy for the Company's same-store portfolio was 95.1% compared to occupancy of 93.6% as of September 30, 2003.

Total revenues increased 10.7% to $140.1 million for the nine-months ended September 30, 2004 from $126.6 million for the nine-months ended September 30, 2003.  Total revenues increased primarily due to the addition of revenues from ten retail properties acquired in 2003 and year-to-date 2004.  Same-store net operating income increased 3.0% (GAAP basis) to $88.6 million for the nine-months ended September 30, 2004 compared to $86.0 million for the nine-months ended September 30, 2003.  This increase is primarily due to favorable leasing and renewal results.

EBITDA increased 0.6% to $31.0 million for the three-months ended September 30, 2004, compared to $30.8 million for the three-months ended September 30, 2003, primarily due to new acquisitions.  EBITDA increased 7.1% to $94.0 million for the nine-months ended September 30, 2004, compared to $87.8 million for the nine-months ended September 30, 2003, primarily due to acquisitions and positive leasing results.

EBITDA is defined as earnings (or losses) from continuing operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation; and (4) amortization. A table reconciling EBITDA to income from operations is provided at the end of this press release.  The Company uses EBITDA as a supplemental measure of its financial performance because it excludes expenses the Company believes may not be indicative of its operating performance.  By excluding interest expense, EBITDA measures the Company's financial performance regardless of how it finances its operations and capital structure.  By excluding depreciation and amortization expense, the Company believes it can more accurately assess the performance of its portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain the Company's properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing. EBITDA should be considered only as a supplement to net income and may be calculated differently by other REITs.

Balance Sheet, Market Value and Liquidity
EBITDA coverage of interest expense was 2.9 times for the three- and nine-months ended September 30, 2004. The Company has provided EBITDA and the related non-GAAP coverage ratios as supplemental disclosure because the Company believes such disclosure provides useful information regarding the Company's ability to service and incur debt.

At September 30, 2004, the Company had an equity market capitalization of $980.1 million and $756.3 million of total debt outstanding for a total market capitalization of $1.7 billion and a debt-to-total market capitalization percentage of 43.6%.  The interest rate on approximately 72.5% of this debt was fixed at a weighted average interest rate of 6.0%.  At September 30, 2004, the Company had approximately $40 million available for future borrowings under its unsecured line of credit, which the Company uses for acquisitions, capital improvements, tenant improvements, leasing costs and working capital.

Leasing
The Company believes that leasing activity remains strong throughout its portfolio.  For the three months ended September 30, 2004, the Company executed 39 new and 44 renewal leases, aggregating approximately 480,000 square feet.  The 39 new leases represent approximately 224,000 square feet with an average rental rate of $11.16 per square foot.  The 44 renewal leases represent approximately 256,000 square feet with an average rental rent of $10.11 per square foot. As of September 30, 2004, the Company's portfolio was 96.3% leased compared to 95.3% leased as of September 30, 2003 and 94.9% leased as of December 31, 2003.

Acquisitions
In the third quarter 2004, the Company acquired two retail centers. Crystal Point Center is a 339,898 square foot power retail center located in Crystal Lake, Illinois, a suburb northwest of Chicago. The Company acquired this center for approximately $37.3 million. Crystal Point Center is anchored by Bed, Bath & Beyond, Borders Books & Music, Sports Authority, Best Buy, Office Depot and K-Mart.

Deer Trace II is a 24,410 square foot multi-tenant retail center located in Kohler, Wisconsin. The Company acquired Deer Trace II for approximately $4.6 million. The tenants at Deer Trace II include Pier 1 Imports, Maurices, U.S. Cellular, Great Clips and Badger Optical. Deer Trace II is the third phase of Deer Trace Shopping Center, of which the Company acquired the 105,000 square-foot multi-tenant prior phase in July 2002.

Dispositions
In the third quarter of 2004, the Company sold two retail centers, Fairview Heights Plaza, located in Fairview Heights, Illinois, and Prairie Square located in Sun Prairie, Wisconsin.  Combined, these two properties represent 203,246 square feet and were sold for approximately $19.1 million, resulting in a tax-deferred gain to the Company of $3.4 million.  These gains are not included in the Company's FFO calculations.  Proceeds from these sales will be used to acquire new investment properties.

Joint Ventures
Effective September 23, 2004, the Company formed a strategic joint venture with an affiliate of Crow Holdings Managers, LLC to each acquire a 50% ownership interest in the 97,535 square-foot Hastings Marketplace, which is located in Hastings, Minnesota. Hastings Marketplace is anchored by a Cub Foods grocery store and was acquired for $13.2 million. The Company will be the managing member of the venture and will earn fees for providing property management and leasing services to the venture.

Effective October 8, 2004, the Company has formed a strategic joint venture with the New York State Teachers' Retirement System ("NYSTRS"). The joint venture has been formed to acquire up to $400 million of neighborhood and community retail centers located in the Company's targeted markets throughout the Midwest. Upon the initial closing, which the Company anticipates will occur in fourth quarter 2004, the Company will contribute eight retail centers with a net equity value of approximately $100 million, and NYSTRS will contribute approximately $50 million of equity capital. In addition, NYSTRS has committed to contribute, subject to satisfying certain conditions, such as lender consents, an additional $100 million for future acquisitions, for a total contribution of approximately $150 million. The Company has also agreed to invest, subject to satisfying certain conditions, such as lender consents, an additional $100 million in the joint venture. The joint venture will acquire additional assets using leverage consistent with the Company's existing business plan during the next two years to achieve its investment objectives. The Company will be the managing member of the venture and will perform the venture's property management and leasing functions. The Company will earn fees for services provided to the venture, and has the opportunity to earn an enhanced return if certain performance hurdles are met.

Capital Markets
In August, September and October 2004, the Company paid cash dividends of $0.08, $0.08, and $0.077 per common share, respectively.

Guidance
The Company expects that its FFO per share (basic and diluted) for fiscal year 2004 will be between $1.23 and $1.25. The Company has lowered the high end of the range from $1.27 to reflect the non-recurring organizational expenses relating to the completion and formation of the two previously announced joint ventures.

Conference Call
The Company will host a management conference call to discuss its financial results at 1:00 p.m. CST (2:00 p.m. EST) on Thursday, November 4, 2004. The conference call can be accessed by dialing 800-299-7635, or 617-786-2901 for international callers. The conference call passcode is 42118969. The Company suggests that participants dial in at least ten minutes prior to the scheduled start of the call. The conference call will also be available via live webcast on the Company's website at http://www.inlandrealestate.com. Hosting the conference call for the Company will be Robert D. Parks, President and Chief Executive Officer; Mark E. Zalatoris, Chief Operating Officer; and Brett A. Brown, Chief Financial Officer.

The conference call will be recorded and available for replay beginning at 3:00 p.m. CST (4:00 p.m. EST) on November 4, 2004, and will be available until midnight on Thursday, November 11, 2004.  Interested parties can access the replay of the conference call by dialing 888-286-8010, or 617-801-6888 for international callers. The replay passcode is 13181692.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that currently owns 139 neighborhood, community and single-tenant retail centers, totaling approximately 12 million square feet, located primarily in the midwestern United States.  Additional information on Inland Real Estate Corporation, including a copy of the Company's supplemental financial information for the three- and nine-months ended September 30, 2004, is available on its website at http://www.inlandrealestate.com.

This press release contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could."  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2003.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets
September 30, 2004 (unaudited) and December 31, 2003 (audited)
(In thousands, except per share data)

Assets

	September 30, 2004 (unaudited)	December 31, 2003 (audited)
Investment properties:
Land	$354,855	346,088
Construction in progress	1,619	-
Building and improvements	948,767	920,543

	1,305,241	1,266,631
Less accumulated depreciation	169,535	147,342

Net investment properties	1,135,706	1,119,289

Cash and cash equivalents	39,067	58,388
Investment in securities (net of an unrealized gain of $229 and $1,502 at September 30, 2004 and December 31, 2003, respectively)	6,828	12,041
Assets held for sale (net of accumulated depreciation of $4,252 and $2,835 at September 30, 2004 and December 31, 2003, respectively)	20,898	14,444
Restricted cash	5,668	13,329
Accounts and rents receivable (net of provision for doubtful accounts of $2,595 and $2,966 at September 30, 2004 and December 31, 2003, respectively)	34,381	30,021
Investment in and advances to joint venture	1,785	8,392
Deposits and other assets	2,816	1,942
Acquired above market lease intangibles (net of accumulated amortization of $1,555 and $934 at September 30, 2004 and December 31, 2003, respectively)	6,053	5,773
Acquired in-place lease intangibles (net of accumulated amortization of $1,795 and $741 at September 30, 2004 and December 31, 2003, respectively)	18,747	10,414
Leasing fees (net of accumulated amortization of $1,799 and $1,368 at September 30, 2004 and December 31, 2003, respectively)	2,308	1,991
Loan fees (net of accumulated amortization of $6,796 and $5,096 at September 30, 2004 and December 31, 2003, respectively)	4,071	4,632

Total assets	$1,278,328	1,280,656

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets (continued)
September 30, 2004 (unaudited) and December 31, 2003 (audited)
(In thousands, except per share data)

Liabilities and Stockholders' Equity

	September 30, 2004 (unaudited)	December 31, 2003 (audited)
Liabilities:
Accounts payable and accrued expenses	$2,964	1,994
Acquired below market lease intangibles (net of accumulated amortization of $2,558 and $1,459 at September 30, 2004 and December 31, 2003, respectively)	8,220	8,155
Accrued interest	2,074	1,810
Accrued real estate taxes	27,312	25,493
Dividends payable	5,311	5,406
Security and other deposits	2,568	2,485
Mortgages payable	631,528	615,512
Line of credit	110,000	135,000
Prepaid rents and unearned income	3,009	3,151
Liabilities associated with assets held for sale, including mortgages payable	10,419	7,742
Other liabilities	1,223	2,440

Total liabilities	804,628	809,188

Minority interest	20,174	20,973

Redeemable common stock relating to Put Agreement at December 31, 2003 (3,932 Shares)	-	35,000

Stockholders' Equity:
Preferred stock, $.01 par value, 6,000 Shares authorized; none issued and outstanding at September 30, 2004 and December 31, 2003	-	-
Common stock, $.01 par value, 100,000 Shares authorized; 66,903 and 61,660 Shares issued and outstanding at September 30, 2004 and December 31, 2003, respectively	669	617
Additional paid-in capital (net of offering costs of $58,816 and redeemable common stock relating to Put Agreement of $35,000 at December 31, 2003)	641,683	592,169
Deferred stock compensation	(610)	(48)
Accumulated distributions in excess of net income	(188,445)	(178,745)
Accumulated other comprehensive income	229	1,502

Total stockholders' equity	453,526	415,495

Commitments and contingencies

Total liabilities and stockholders' equity	$1,278,328	1,280,656

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations
For the three and nine months ended September 30, 2004 and 2003
(In thousands, except per share data)
(unaudited)

	Three months ended September 30, 2004	Three months ended September 30, 2003	Nine months ended September 30, 2004	Nine months ended September 30, 2003
Revenues
Rental income	$34,475	31,003	100,470	91,550
Tenant recoveries	12,162	10,503	38,387	34,287
Lease termination income	90	-	708	369
Other property income	166	116	543	435

Total revenues	46,893	41,622	140,108	126,641

Expenses:
Property operating expenses	5,847	4,736	18,354	15,169
Real estate tax expense	8,324	6,766	24,421	22,884
Bad debt expense	200	200	509	1,434
Depreciation and amortization expense	9,945	8,751	28,747	25,151
Stock exchange listing expenses	83	-	823	-
General and administrative expenses	1,979	1,474	5,936	4,285

Total expenses	26,378	21,927	78,790	68,923

Operating income	20,515	19,695	61,318	57,718

Other income	583	373	2,241	1,087
Interest expense	(10,507)	(9,884)	(31,819)	(29,119)
Gain from continuing operations	76	-	76	-
Minority interest	(206)	(34)	(641)	(392)
Equity in earnings of unconsolidated joint ventures	(328)	(56)	(328)	(188)

Income from continuing operations	10,133	10,094	30,847	29,106

Discontinued operations:
Income from discontinued operations (including gain on sale of investment properties of $3,426 for the three months ended September 30, 2004 and $4,465 and $3 for the nine months ended September 30, 2004 and 2003, respectively)	3,741	837	6,188	1,911

Net income available to common stockholders	13,874	10,931	37,035	31,017

Other comprehensive income:
Unrealized gain (loss) on investment securities	112	(64)	(1,273)	329

Comprehensive income	$13,986	10,867	35,763	31,346

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations
For the three and nine months ended September 30, 2004 and 2003
(In thousands, except per share data)
(unaudited)

	Three months ended September 30, 2004	Three months ended September 30, 2003	Nine months ended September 30, 2004	Nine months ended September 30, 2003
Basic and diluted earnings available to common shares per weighted-average common shares:

Income from continuing operations	$0.15	0.16	0.47	0.45
Discontinued operations	0.06	0.01	0.09	0.03

Net income available to common stockholders per weighted average common shares – basic and diluted	$0.21	0.17	0.56	0.48

Weighted average number of common shares outstanding – basic	66,770	65,197	66,285	64,921

Weighted average number of common shares outstanding – diluted	66,820	65,201	66,335	64,925

Funds From Operations

We consider funds from operations ("FFO") a widely accepted and appropriate measure of performance for a REIT that provides a supplemental measure of a REIT's operating performance because along with cash flows from operating, investing and financing activities it provides a measure of a REIT's ability to incur and service debt and make capital expenditures and acquisitions.  Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as us.  As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  FFO is used in certain employment agreements to determine incentives received based on our performance.  We also use FFO to compare our performance to that of other REIT's in our peer group.  Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net income available to common stockholders for these periods (in thousands, except per share data):

	Three months ended September 30, 2004	Three months ended September 30, 2003	Nine months ended September 30, 2004	Nine months ended September 30, 2003

Net income available to common stockholders	$13,874	10,931	37,035	31,017
Gain on sale of investment properties	(3,502)	-	(4,541)	(3)
Equity in depreciation of unconsolidated joint ventures	-	66	-	107
Amortization on in-place lease intangibles	451	208	1,119	383
Amortization on leasing commissions	315	146	704	377
Depreciation, net of minority interest	9,028	8,510	26,516	24,868

Funds From Operations	$20,166	19,861	60,833	56,749

Net income available to common stockholders per weighted average common share, basic and diluted	$0.21	0.17	0.56	0.48

Funds From Operations, per weighted average common share, basic and diluted	$0.30	0.30	0.92	0.87

Weighted average number of common shares outstanding, basic	66,770	65,197	66,285	64,921

Weighted average number of common shares outstanding, diluted	66,820	65,201	66,335	64,925

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

EBITDA is defined as earnings (losses) from continuing operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation; and (4) amortization.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs. The following table reflects EBITDA for the periods presented (dollars in thousands):

	Three months ended September 30, 2004	Three months ended September 30, 2003	Nine months ended September 30, 2004	Nine months ended September 30, 2003

Income From Operations	$10,133	10,094	30,847	29,106
Income From Discontinued Operations	(76)	-	1,723	1,908
Loss From Unconsolidated Ventures	315	(56)	(328)	(188)
Interest Expense	10,507	9,884	31,819	29,119
Interest Expense Associated with Discontinued Operations	284	549	802	1,075
Interest Expense Associated with Unconsolidated Ventures	23	183	23	300
Depreciation and Amortization	9,945	8,751	28,747	25,151
Depreciation and Amortization Associated with Discontinued Operations	161	523	406	1,211
Depreciation and Amortization Associated with Unconsolidated Ventures	-	40	-	107

EBITDA	$30,964	30,805	93,963	87,789

Total Interest Expense	$10,814	10,616	32,644	30,494

EBITDA: Interest Expense Coverage Ratio	2.9	2.9	2.9	2.9

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Nine Months Ended September 30, 2004

(Dollars in thousands, except per share data)

Financial Highlights (1)	Three months ended September 30, 2004	Three months ended September 30, 2003	Nine months ended September 30, 2004	Nine months ended September 30, 2003

Total Revenue	$46,892	41,622	140,108	126,641
Net Income	$13,874	10,931	37,035	31,017
Gain on sale of investment properties	(3,502)	-	(4,541)	(3)
Equity in depreciation of unconsolidated ventures	-	66	-	107
Amortization on in-place leases	451	208	1,119	383
Amortization on leasing commissions	315	146	704	377
Depreciation, net of minority interest	9,028	8,510	26,516	24,868

Funds From Operations	$20,166	19,861	60,833	56,749

Net Income Per Common Share, Diluted	$0.21	0.17	0.56	0.48

Funds From Operations Per Commons Share, Diluted	$0.30	0.30	0.92	0.87

Dividends Declared	$15,836	15,448	46,734	45,648
Dividends Per Common Share	$0.24	0.24	0.70	0.70
Dividends / Funds From Operations Payout Ratio	78.5%	77.8%	76.8%	80.4%

Weighted Average Commons Shares Outstanding, Diluted	66,820	65,201	66,335	64,925

	As of September 30, 2004	As of September 30, 2003	As of September 30, 2004	As of September 30, 2003

Total Assets	$1,278,328	1,246,930	1,278,328	1,246,930

General and Administrative Expenses	Three months ended September 30, 2004	Three months ended September 30, 2003	Nine months ended September 30, 2004	Nine months ended September 30, 2003

General and Administrative Expenses (G&A)	$1,979	1,474	5,936	4,285
G&A Expenses as a Percentage of Gross Income	4.2%	3.5%	4.2%	3.4%
Annualized G&A Expenses as a Percentage of Total Assets	0.62%	0.47%	0.62%	0.46%

Net Operating Income	Three months ended September 30, 2004	Three months ended September 30, 2003	Nine months ended September 30, 2004	Nine months ended September 30, 2003

Net Operating Income (NOI) (GAAP basis)	$32,466	30,004	96,082	87,784
Same Store Net Operating Income (GAAP basis)	$29,440	28,875	88,585	86,022
Same Store NOI Percentage Increase Over Prior Year Period	2.0%	-	3.0%	-

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Nine Months Ended September 30, 2004

(Dollars in thousands, except per share data)

Occupancy	As of September 30, 2004	As of September 30, 2003

Leased Occupancy	96.3%	95.3%
Financial Occupancy	95.4%	93.4%
Same Store Financial Occupancy	95.1%	93.6%

Capitalization	As of September 30, 2004	As of December 31, 2003

Total Shares Outstanding	66,903	65,593
Closing Price Per Share (2)	$14.65	11.00

Equity Market Capitalization	$980,133	721,519
Total Debt (3)	756,260	758,157

Total Market Capitalization	$1,736,393	1,479,676

Debt to Total Market Capitalization	43.6%	51.2%

See detailed pages for reconciliation of non-GAAP financial information to the most comparable GAAP measures.

Closing price per share at December 31, 2003 is the price shares were sold in the last offering.

Includes pro-rata share of joint venture debt.

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Nine Months Ended September 30, 2004

(Dollars in thousands, except per share data)

Funds From Operations and Other Information

We consider "Funds From Operations" ("FFO") a widely accepted and appropriate measure of performance for a REIT that provides a supplemental measure of a REIT's operating performance because along with cash flows from operating, investing and financing activities it provides a measure of a REIT's ability to incur and service debt and make capital expenditures and acquisitions.  Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as us.  As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  FFO is used in certain employment agreements to determine incentives received based on our performance.  We also use FFO to compare our performance to that of other REIT's in our peer group.  Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net income available to common stockholders for these periods:

Funds From Operations	Three months ended September 30, 2004	Three months ended September 30, 2003	Nine months ended September 30, 2004	Nine months ended September 30, 2003

Net income	$13,874	10,931	37,035	31,017
Gain on sale of investment properties	(3,502)	-	(4,541)	(3)
Equity in depreciation of unconsolidated ventures	-	66	-	107
Amortization on in-place leases	451	208	1,119	383
Amortization on leasing commissions	315	146	704	377
Depreciation, net of minority interest	9,028	8,510	26,516	24,868

Funds From Operations	$20,166	19,861	60,833	56,749

Net Income Per Common Share, Diluted	$0.21	0.17	0.56	0.48

Funds From Operations, Per Common Share, Diluted	$0.30	0.30	0.92	0.87

Weighted Average Common Shares Outstanding, Diluted	66,820	65,201	66,335	64,925
Additional Information
Straight-line rents	$784	(164)	1,690	1,031
Amortization of above and below market rents	179	111	474	314
Amortization of deferred financing fees	640	435	1,954	1,146
Stock based compensation expense	30	-	42	12
Capital Expenditures
Maintenance / non-revenue generating cap ex
Building / Site improvements	$887	363	1,380	800
Non-maintenance / revenue generating cap ex
Tenant improvements	1,999	2,823	4,960	7,258
Leasing commissions	440	241	1,050	734

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Nine Months Ended September 30, 2004

(Dollars in thousands, except per share data)

Earnings Before Interest Taxes Depreciation and Amortization (EBITDA)

EBITDA is defined as earnings (losses) from continuing operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

EBITDA	Three months ended September 30, 2004	Three months ended September 30, 2003	Nine months ended September 30, 2004	Nine months ended September 30, 2003

Income From Operations	$10,133	10,094	30,847	29,106
Gain From Operations	(76)	-	(76)	-
Income From Discontinued Operations	315	837	1,723	1,909
Loss From Unconsolidated Ventures	(328)	(56)	(328)	(188)
Interest Expense	10,507	9,884	31,819	29,119
Interest Expense Associated with Discontinued Operations	284	549	802	1,075
Interest Expense Associated with Unconsolidated Ventures	23	183	23	300
Depreciation and Amortization	9,945	8,751	28,747	25,151
Depreciation and Amortization Associated with Discontinued Operations	161	523	406	1,211
Depreciation and Amortization Associated with Unconsolidated Ventures	-	40	-	107

EBITDA	$30,964	30,805	93,918	87,790

Total Interest Expense	$10,814	10,616	32,644	30,494

EBITDA: Interest Expense Coverage Ratio	2.9	2.9	2.9	2.9

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2004

(Dollars in thousands, except per share data)

Debt Schedule

Mortgagee	Interest Rate at September 30, 2004	Maturity Date	Balance at September 30, 2004	Percent of Total Debt

Allstate (a) (b)	7.21%	12/2004	$6,400	0.85%
Allstate	7.00%	01/2005	4,100	0.55%
Allstate	7.15%	01/2005	3,050	0.41%
Allstate	7.00%	02/2005	5,477	0.73%
Allstate	6.65%	05/2005	9,600	1.28%
Allstate	6.82%	08/2005	10,600	1.41%
Allstate	7.40%	09/2005	35,787	4.76%
Allstate	7.38%	02/2006	21,600	2.87%
Allstate	5.87%	09/2009	6,000	0.80%
Allstate	4.65%	01/2010	22,500	2.99%
Allstate	9.25%	12/2009	3,908	0.52%
Allstate	4.84%	12/2009	11,800	1.57%
Allstate	4.70%	10/2010	12,380	1.65%
Archon Financial	4.35%	12/2007	6,589	0.88%
Archon Financial	4.88%	01/2011	30,720	4.09%
Bear, Stearns Funding, Inc.	6.50%	09/2006	13,530	1.80%
Bear, Stearns Funding, Inc.	6.03%	07/2007	13,600	1.81%
Bear, Stearns Funding, Inc.	6.60%	02/2009	8,000	1.06%
Bear, Stearns Funding, Inc. (c) (d)	4.11%	07/2011	38,730	5.15%
Berkshire Mortgage (e)	7.79%	10/2007	13,722	1.83%
Column Financial, Inc (f)	7.00%	11/2008	25,000	3.33%
John Hancock Life Insurance (e)	7.65%	01/2018	12,304	1.64%
Key Bank	5.00%	10/2010	7,500	1.00%
LaSalle Bank N.A. (b)	3.07%	10/2004	7,445	0.99%
LaSalle Bank N.A. (b)	7.25%	10/2004	10,654	1.42%
LaSalle Bank N.A .(b)	7.26%	10/2004	9,450	1.26%
LaSalle Bank N.A. (b)	7.26%	12/2004	5,910	0.79%
LaSalle Bank N.A. (b)	7.36%	12/2004	9,650	1.28%
LaSalle Bank N.A.	7.26%	01/2005	9,738	1.30%
LaSalle Bank N.A.	3.59%	03/2005	2,400	0.32%
LaSalle Bank N.A.	6.81%	12/2005	7,833	1.04%
LaSalle Bank N.A.	4.86%	12/2006	18,216	2.42%
Lehman Brothers Holding, Inc. (k)	6.36%	10/2008	54,600	7.27%
Midland Loan Serv. (e)	7.86%	01/2008	4,824	0.64%
Nomura Credit & Capital (d)	5.02%	07/2011	8,800	1.17%
Principal Life Insurance	5.96%	12/2008	11,000	1.46%
Principal Life Insurance	5.25%	10/2009	7,400	0.98%
Principal Life Insurance	3.99%	06/2010	32,930	4.38%
Principal Life Insurance	8.27%	09/2010	5,850	0.78%
Principal Life Insurance	5.57%	10/2012	10,200	1.36%
Woodmen of the World	6.75%	06/2008	4,625	0.62%

Total/Weighted Average Fixed Rate	6.00%		$544,422	72.46%

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2004

(Dollars in thousands, except per share data)

Mortgagee	Interest Rate at September 30, 2004	Maturity Date	Balance at September 30, 2004	Percent of Total Debt

LaSalle Bank N.A. (b) (g)	2.95%	10/2004	$6,468	0.86%
LaSalle Bank N.A. (g)	3.05%	04/2005	2,468	0.33%
LaSalle Bank N.A. (g)	3.05%	06/2005	5,599	0.75%
LaSalle Bank N.A. (g)	2.95%	11/2005	3,650	0.49%
LaSalle Bank N.A. (g) (h)	3.45%	12/2006	44,165	5.88%
LaSalle Bank N.A. (g) (i)	3.45%	12/2007	28,398	3.78%
LaSalle Bank N.A. (j)	2.08%	12/2014	6,200	0.83%

Total/Weighted Average Variable Rate Secured	3.28%		96,948	12.90%

KeyBank	4.29%	05/2006	110,000	14.64%

Total/Weighted Average Variable Rate	3.81%		206,948	27.54%

Total/Weighted Average Debt	5.40%		$751,370	100.00%

In conjunction with the potential sale of Dominick's in Highland Park, the Company has classified this amount as liabilities of assets held for sale on the accompanying Consolidated Balance Sheet as of September 30, 2004 and December 31, 2003.

Approximately $56,000 of the Company's mortgages payable mature during 2004.  The Company intends to replace the remaining debt with new loans for terms of five years or longer at the market interest rate at the time the existing debt matures.

In May 2004, the Company refinanced this debt.  It was replaced with total debt of $80,230 for terms ranging from six to seven years with fixed interest rates lower than the original loan.  In August 2004, $8,570 of this new debt was paid off in conjunction with the sale of Fairview Heights, located in Fairview Heights, Illinois.

These loans require payments of principal and interest monthly; all other loans listed are interest only.

Approximately $570 of this loan is secured by Walgreens, located in Woodstock, Illinois.  At September 30, 2004 and December 31, 2003, the Company has classified this property as held for sale.  Upon sale of this property, the Company will substitute an alternate property as collateral for this loan.

Payments on these mortgages are calculated using a floating rate of interest based on LIBOR.

In conjunction with the potential sales of Crestwood Plaza, Calumet Square and Sequoia Plaza, the Company has classified $3,442 of this amount as liabilities of assets held for sale on the accompanying Consolidated Balance Sheet as of September 30, 2004.

As part of the purchase of the property securing this loan, the Company assumed the existing mortgage-backed Economic Development Revenue Bonds, Series 1994 issued by the Village of Skokie, Illinois.  The interest rate on these bonds floats and is reset weekly by a re-marketing agent.  The rate at September 30, 2004 was 2.08%.  The bonds are further secured by an Irrevocable Letter of Credit, issued by LaSalle Bank at a fee of 1.25% of the principal amount outstanding, paid annually.  In addition, the Company is required to pay a re-marketing fee of .125% per annum of the principal amount outstanding, paid quarterly and a trustee fee of $500 also paid quarterly.

Approximately $1,334 of this loan is secured by Wauconda Shopping Center, located in Wauconda, Illinois.  At September 30, 2004, the Company has classified this property as held for sale.  Upon sale of this property, the Company will substitute an alternate property as collateral for this loan.

Approximately $1,334,000 of this loan is secured by Wauconda Shopping Center, located in Wauconda, Illinois.  At September 30, 2004, the Company has classified this property as held for sale.  Upon sale of this property, the Company will substitute an alternate property as collateral for this loan.

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2004

(Dollars in thousands, except per share data)

Top Ten Tenants

Tenant Name	Number of Stores	GLA Square Feet	Percentage of Total Square Footage	Annual Base Rent	Percentage of Annual Base Rent

Dominick's Finer Foods	11	748,584	6.19%	$8,971	6.62%
Cub Foods	10	627,772	5.19%	6,504	4.80%
Jewel Food Stores	8	504,971	4.18%	4,844	3.58%
Roundy's	4	264,510	2.20%	2,572	1.92%
TJ Maxx	7	235,311	1.95%	1,703	1.26%
Petsmart	9	220,172	1.82%	2,708	2.00%
Carmax	2	187,851	1.55%	4,021	2.97%
Marshall's	6	184,182	1.52%	1,771	1.31%
Best Buy	4	183,757	1.52%	2,323	1.71%
Kohl's	2	169,584	1.40%	1,388	1.03%

Total		3,326,694	27.52%	$36,805	27.20%

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2004

(Dollars in thousands, except per share data)

Lease Expiration Analysis

Annualized Base Rent in Place at September 30, 2004
	Lease Expiration Year	Number of Leases Expiring	GLA Under Expiring Leases (Sq.Ft.)	Percent of Total Leased GLA	Total Annualized Base Rent ($) (2)	Percent of Total Annualized Base Rent ($)	Annualized Base Rent ($/Sq.Ft.) (3)
ALL ANCHOR LEASES (2)

1	2004	6	85,847	0.75%	$422	0.33%	$4.92
2	2005	6	121,131	1.06%	1,261	0.99%	10.41
3	2006	21	544,729	4.78%	3,668	2.87%	6.73
4	2007	18	391,298	3.43%	2,787	2.18%	7.12
5	2008	28	655,123	5.74%	6,195	4.85%	9.46
6	2009	25	768,346	6.74%	6,476	5.07%	8.43
7	2010	15	501,694	4.40%	4,017	3.14%	8.01
8	2011	16	567,650	4.98%	6,014	4.71%	10.59
9	2012	20	595,053	5.22%	6,227	4.87%	10.47
10	2013	18	428,805	3.76%	4,579	3.58%	10.68
11	2014+	71	3,337,601	29.27%	38,374	30.03%	11.50

TOTAL/WEIGHTED AVERAGE		244	7,997,277	70.13%	$80,020	62.62%	$10.01

ALL NON-ANCHOR LEASES (1)
1	2004	47	146,482	1.28%	$1,832	1.43%	$12.51
2	2005	193	440,143	3.86%	6,753	5.29%	15.34
3	2006	209	575,005	5.04%	8,109	6.35%	14.10
4	2007	232	539,996	4.73%	7,527	5.89%	13.94
5	2008	225	639,345	5.61%	8,471	6.63%	13.25
6	2009	211	520,823	4.57%	7,009	5.49%	13.46
7	2010	50	174,494	1.53%	2,888	2.26%	16.55
8	2011	14	56,456	0.50%	845	0.66%	14.96
9	2012	29	103,999	0.91%	1,523	1.19%	14.65
10	2013	27	104,368	0.92%	1,539	1.20%	14.75
11	2014+	25	104,640	0.92%	1,257	0.98%	12.01

TOTAL/WEIGHTED AVERAGE		1.262	3,405,751	29.87%	$47,753	37.37%	$14.02

ALL LEASES
1	2004	53	232,329	2.03%	$2,254	1.76%	$9.70
2	2005	199	561,274	4.92%	8,014	6.27%	14.28
3	2006	230	1,119,734	9.82%	11,777	9.22%	10.52
4	2007	250	931,294	8.16%	10,314	8.07%	11.07
5	2008	253	1,294,468	11.35%	14,666	11.48%	11.33
6	2009	236	1,289,169	11.31%	13,485	10.55%	10.46
7	2010	65	676,188	5.93%	6,905	5.40%	10.21
8	2011	30	624,106	5.48%	6,859	5.37%	10.99
9	2012	49	699,052	6.13%	7,751	6.07%	11.09
10	2013	45	533,173	4.68%	6,118	4.79%	11.47
11	2014+	96	3,442,241	30.19%	39,631	31.02%	11.51

TOTAL/WEIGHTED AVERAGE		1,506	11,403,028	100.00%	$127,774	100.00%	$11.21

The Company defines anchors as single tenants which lease 10,000 square feet or more, non-anchors are defined as tenants which lease less than 10,000 square feet.

Annualized base rent for all leases in place at report date are calculated as follows: total base rent, calculated in accordance with GAAP, to be received during the entire term of each lease, divided by the term in months for such leases, multiplied by 12.

Annualized base rent divided by gross leasable area as of report date.

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Nine Months Ended September 30, 2004

(Dollars in thousands, except per square foot data)

Leasing Activity (Cash Basis)

New Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2004	19	48,937	$691	$711	$20	3%
per square foot			$14.12	$14.53	$0.41

2Q2004	37	182,422	$2,108	2,531	$423	20%
per square foot			$11.55	13.87	$2.32

3Q2004	39	224,306	$2,724	2,502	$(221.83)	-8%(*)
per square foot			$12.14	11.16	$(0.99)

2004 Total	95	455,665	$5,523	$5,744	$221	4%
per square foot			$12.12	$12.61	$0.49

Renewal Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2004	41	122,130	$1,666	$1,692	$26	2%
per square foot			$13.64	$13.86	$0.21

2Q2004	70	273,928	$3,133	3,322	$190	6%
per square foot			$11.44	12.13	$0.69

3Q2004	44	256,121	$2,439	2,589	$150	6%
per square foot			$9.52	10.11	$0.59

2004 Total	155	652,179	$7,238	$7,603	$366	5%
per square foot			$11.10	$11.66	$0.56

Renewal leases include expiring leases renewed with the same tenant and the exercise of options.  All other leases are categorized as new.

(*) The third quarter results were impacted by a new lease signed for Food For Less (guaranteed by Kroger) for 56,668 sq. ft. replacing an Eagle Store rejected in bankruptcy in 2001.

Excluding this extraordinary impact, the growth was 8% for the third quarter, and 12% year-to-date.

Inland Real Estate Corporation
Supplemental Financial Information
For the Three Months Ended September 30, 2004

3rd   Quarter 2004 Leasing Activity

New Leases	Non- Anchors (1)	Anchors (1)	Total

Number of Leases	34	5	39
Gross Leasable Area (Sq.Ft.)	82,180	142,126	224,306
Base Rent/Sq.Ft. ($/Sq.Ft.)	$16.39	8.13	11.16

Renewals	Non- Anchors (1)	Anchors (1)	Total

Number of Leases	41	3	44
Gross Leasable Area (Sq.Ft.)	113,257	142,864	256,121
Base Rent/Sq.Ft. ($/Sq.Ft.)	$16.11	5.36	10.11

Total New and Renewal Leases	Non- Anchors (1)	Anchors (1)	Total

Number of Leases	75	8	83
Gross Leasable Area (Sq.Ft.)	195,437	284,990	480,427
Base Rent/Sq.Ft. ($/Sq.Ft.)	$16.22	6.74	10.60

The Company defines anchors as single tenants which lease 10,000 square feet or more, non-anchors are defined as tenants which lease less than 10,000 square feet.

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Nine Months Ended September 30, 2004

(Dollars in thousands, except per share data)

Same Store Net Operating Income Analysis (GAAP Basis)

The following schedule presents same store net operating income, which is the net operating income of properties owned in both the three and nine months ended September 30, 2004 and 2003, along with other investment properties new operating income.  Same store net operating income is considered a non-GAAP financial measure because it does not include interest, depreciation, amortization, bad debt and general and administrative expenses.  We provide same store net operating income as it allows investors to compare the results of property operations for the three and nine months ended September 30, 2004 and 2003.  We also provide a reconciliation of these amounts to the most comparable GAAP measure, income from operations.

	Three months ended September 30, 2004	Three months ended September 30, 2003	% Increase -Decreased	Nine months ended September 30, 2004	Nine months ended September 30, 2003	% Increase -Decreased

Rental and additional rental income:
"Same store" investment properties, 121 properties, approximately 10.6 million square feet	$42,274	40,120	5.4%	128,331	123,676	3.8%
Other investment properties	4,363	1,386		10,526	2,161

Total rental and additional rental income	46,637	41,506		138,857	125,837

Property operating expenses:
"Same store" investment properties (excluding interest, depreciation, amortization and bad debt expense)	$12,834	11,245	14.1%	39,746	37,654	5.6%
Other investment properties	1,337	257		3,029	399

Total property operating expenses	14,171	11,502		42,775	38,053

Net operating income (rental and additional rental income less property operating expenses):
Same store investment properties	$39,440	28,875	2.0%	88,585	86,022	3.0%
Other investment properties	3,026	1,129		7,497	1,762

Total net operating income	32,466	30,004		96,082	87,784

Other income:
Lease termination income	90	-		708	369
Other property income	166	116		543	435
Other income	583	373		2,241	1,087
Gain from operations	76	-		76	-

Other expenses:
Minority interest	206	34		641	392
General and administrative expenses	1,979	1,474		5,936	4,285
Stock exchange listing expenses	83	-		823	-
Bad debt expense	200	200		509	1,434
Interest expense	10,507	9,884		31,819	29,119
Depreciation and amortization	9,945	8,751		28,747	25,151
Equity in earnings of unconsolidated ventures	328	56		328	188

Income from operations	$10,133	10,094		30,847	29,106

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Nine Months Ended September 30, 2004

(Dollars in thousands)

Acquisitions

Date	Property	City	State	GLA Sq.Ft.	Purchase Price	Cap Rate	Financial Occupancy	Anchors	Year Built

02/05/04	Hastings Marketplace	Hastings	MN	97,535	$13,200	8.46%	94%	Cub Foods	2002
03/22/04	Cub Foods	Arden Hills	MN	68,566	9,700	7.90%	100%	Cub Foods	2003
06/04/04	Shannon Square Shoppes	Arden Hills	MN	29,198	6,929	7.90%	100%	Cub Foods	2003
07/20/04	Crystal Point Center	Crystal Lake	IL	339,898	37,300	7.76%	100%	Bed, bath & beyond	76/98
8/20/04	Deer Trace II	Kohler	WI	24,410	4,600	8.72%	100%	Target, Pier One	2004

				559,607	$71,729

Dispositions

Date	Property	City	State	GLA Sq.Ft.	Sales Price	Gain on Sale

01/20/04	Zany Brainy	Wheaton	IL	12,499	$3,150	$873
04/23/04	Prospect Heights Plaza	Prospect Hgts	IL	27,194	2,393	166
08/05/04	Fairview Heights	Fairview Hts	IL	167,491	15,500	2,639
9/23/04	Prairie Square	Sun Prairie	WI	35,755	3,599	787

				242,939	$24,642	$4,465

Contribution to Joint Venture

Date	Property	City	State	GLA Sq.Ft.	Sales Price	Partial Gain on Sale

9/23/04	Hastings Marketplace	Hastings	MN	97,535	$13,200	$76

Held for Sale

Date	Property	City	State	GLA Sq.Ft.

06/01/03	Dominick's	Highland Park	IL	71,442
11/01/03	Walgreens	Woodstock	IL	15,856
04/19/04	Wauconda Shopping Ctr.	Wauconda	IL	31,357
04/19/04	Sequoia Shopping Ctr.	Milwaukee	WI	35,407
05/17/04	Calumet Square	Calumet City	IL	37,656
05/17/04	Crestwood Plaza	Crestwood	IL	20,044

				211,762

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Nine Months Ended September 30, 2004

(Dollars in thousands, except per share data)

Unconsolidated Joint Ventures

Date	Entity	Property	City	State	GLA	IRC % Interest	IRC Investment	IRC Share of Debt

9/23/04	INCH III/Hastings, LLC	Hastings Marketplace	Hastings	MN	97,535	50.0%	$1,785	$4,890

The property is encumbered by a $9,780 mortgage loan with a fixed interest rate of 5.21% which matures in October 2009.  Hastings Marketplace was 94% leased at September 30, 2004.

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2004

Property List

As of September 30, 2004, we owned, outright or through joint ventures, 137 investment properties, comprised of 29 single-user retail properties, 85 Neighborhood Retail Centers and 23 Community Centers.  These investment properties are located in the states of Florida (1), Illinois (93), Indiana (6), Michigan (1), Minnesota (25), Missouri (1), Ohio (3), Tennessee (1) and Wisconsin (6).  Tenants of the investment properties are responsible for the payment of some or all of the real estate taxes, insurance and common area maintenance.

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)	Lease Expiration Date

Single-User Retail Properties

Ameritech Joliet, IL	4,504	05/97	1995	100%	1	None

Bakers Shoes Chicago, IL	20,000	09/98	1891	100%	1	Bakers Shoes	2008

Bally's Total Fitness St. Paul, MN	43,000	09/99	1998	100%	1	Bally's Total Fitness	2011

Carmax Schaumburg, IL	93,333	12/98	1998	100%	1	Carmax	2021

Carmax Tinley Park, IL	94,518	12/98	1998	100%	1	Carmax	2021

Circuit City Traverse City, MI	21,337	01/99	1998	100%	1	Circuit City	2021

Cub Foods Arden Hills, MN	68,442	03/04	2003	100%	1	Cub Foods	2023

Cub Foods Buffalo Grove, IL	56,192	06/99	1999	100%	1	Cosmic Zone	2021

Cub Foods Hutchinson, MN	60,208	01/03	1999	100%	0 (b)	Cub Foods (b)	2019

Cub Foods Indianapolis, IN	67,541	03/99	1991	100%	0 (b)	Cub Foods (b)	2011

Cub Foods Plymouth, MN	67,510	03/99	1991	100%	1	Cub Foods	2006

Disney Celebration, FL	166,131	07/02	1995	100%	1	Walt Disney World	2014

Dominick's Countryside, IL	62,344	12/97	1975 / 2001	100%	1	Dominick's Finer Foods	2010

Dominick's Glendale Heights, IL	68,879	09/97	1997	100%	1	Dominick's Finer Foods	2017

Dominick's Hammond, IN	71,313	05/99	1999	100%	1	Food 4 Less	2019

Dominick's Highland Park, IL	71,442	06/97	1996	100%	1 (d)	Dominick's Finer Foods	2021

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2004

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)	Lease Expiration Date

Single-User Retail Properties, cont.

Dominick's Schaumburg, IL	71,400	05/97	1996	100%	1	Dominick's Finer Foods	2021

Dominick's West Chicago, IL	78,158	01/98	1990	100%	0 (b)	Dominick's Finer Foods (b)	2010

Eckerd Drug Store Chattanooga, TN	10,908	05/02	1999	100%	1	Eckerd Drug Store	2019

Hollywood Video Hammond, IN	7,488	12/98	1998	100%	1	None

Michael's Coon Rapids, MN	24,240	07/02	2001	100%	1	Michael's	2012

22nd Street Plaza Outlet Oakbrook Terrace, IL	10,000	11/97	1985	0%	0	None

Petsmart Gurnee, IL	25,692	04/01	1997	100%	1	Petsmart	2021

Riverdale Commons Outlot Coon Rapids, MN	6,566	03/00	1999	100%	1	None

Staples Freeport, IL	24,049	12/98	1998	100%	1	Staples	2013

United Audio Center Schaumburg, IL	9,988	09/99	1998	100%	1	None

Walgreens Decatur, IL	13,500	01/95	1988	100%	1	Walgreens (c)	2008 / 2028

Walgreens Jennings, MO	15,120	10/02	1996	100%	1	Walgreens (c)	2016 / 2056

Walgreens Woodstock, IL	15,856	06/98	1973	100%	1 (d)	Walgreens (c)	2010 / 2030

Neighborhood Retail Centers

Aurora Commons Aurora, IL	126,908	01/97	1988	98%	25 (b)	Jewel Food Store	2009

Baytowne Shoppes/Square Champaign, IL	118,842	02/99	1993	89%	19 (b)	Staples	2010
						Berean Bookstore	2008
						Petsmart	2012
						Famous Footwear	2006
						Factory Card Outlet	2006

Berwyn Plaza Berwyn, IL	18,138	05/98	1983	100%	5	Halloween Express	2004

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2004

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)	Lease Expiration Date

Neighborhood Retail Centers, cont.

Bohl Farm Marketplace Crystal Lake, IL	97,287	12/00	2000	100%	14	Linens & Things	2015
						Barnes & Noble	2014
						Dress Barn	2010

Brunswick Market Center Brunswick, OH	119,540	12/02	1997 / 1998	88%	14	Tops	2018

Burnsville Crossing Burnsville, MN	91,015	09/99	1989	98%	13	Schneiderman's Furniture	2009
						Petsmart	2013
Butera Market Naperville, IL	67,632	03/95	1991	100%	14	Butera	2014

Byerly's Burnsville Burnsville, MN	72,365	09/99	1988	100%	8	Byerly's Food Store	2008
						Erik's Bike Shop	2013
Calumet Square Calumet City, IL	37,656	06/97	1967 / 1994	100%	1 (d)	Aronson Furniture	2009

Caton Crossing Plainfield, IL	83,792	06/03	1998	95%	11	Cub Foods	2020

Cliff Lake Center Eagan, MN	73,582	09/99	1988	100%	37	None

Cobblers Crossing Elgin, IL	102,643	05/97	1993	96%	16	Jewel Food Store	2013

Crestwood Plaza Crestwood, IL	20,044	12/96	1992	100%	2 (d)	Pocket Billiards	2014

Deer Trace Kohler, WI	149,881	07/02	2000	98%	10	Elder Beerman	2022
						TJ Maxx	2011
						Michael's	2012
						Famous Footwear	2006

Deer Trace II Kohler, WI	24,410	08/04	2003 / 2004	79%	6	None

Downers Grove Market Downers Grove, IL	104,449	03/98	1998	99%	13	Dominick's Finer Foods	2017

Eastgate Shopping Ctr Lombard, IL	132,145	07/98	1959 / 2000	92%	35	Schroeder's Ace Hardware	2010

Edinburgh Festival Brooklyn Park, MN	91,536	10/98	1997	100%	15	Knowlan's Super Market	2017

Elmhurst City Center Elmhurst, IL	39,090	02/98	1994	97%	12	Walgreens (c)	2014 / 2044

Fashion Square Skokie, IL	84,580	12/97	1984	72%	16 (b)	Cost Plus World Market	2008

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2004

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)	Lease Expiration Date

Neighborhood Retail Centers, cont.

Forest Lake Marketplace Forest Lake, MN	93,853	09/02	2001	96%	9	Cub Foods	2022
						MGM Liquor Warehouse	2011

Four Flaggs Annex Niles, IL	21,425	11/02	1973 / 2001	100%	5	Factory Card Outlet	2008

Gateway Square Hinsdale, IL	40,170	03/99	1985	100%	20	None

Goodyear Montgomery, IL	12,903	09/95	1991	100%	3	None

Grand and Hunt Club Gurnee, IL	21,222	12/96	1996	100%	3	None

Hartford Plaza Naperville, IL	43,762	09/95	1995	97%	9	The Tile Shop	2012

Hastings Marketplace Hastings, MN	97,535	02/04	2002	94%	10	Cub Foods	2023

Hawthorn Village Vernon Hills, IL	98,806	08/96	1979	100%	20	Dominick's Finer Foods	2013
						Walgreens	2005
Hickory Creek Marketplace Frankfort, IL	55,831	08/99	1999	90%	25	None

High Point Center Madison, WI	86,004	04/98	1984	87%	18 (b)	None

Homewood Plaza Homewood, IL	19,000	02/98	1993	8%	1	None

Iroquois Center Naperville, IL	140,981	12/97	1983	71%	24 (b)	Sears Logistics Services	2006
						Xilin Association	2007
Joliet Commons Ph II Joliet, IL	40,395	02/00	1999	100%	3	Office Max	2015

Mallard Crossing Elk Grove Village, IL	82,929	05/97	1993	100%	12	None

Mankato Heights Mankato, MN	129,058	04/03	2002	100%	19	TJ Maxx	2012
						Michael's	2012
						Old Navy	2007
						Famous Footwear	2012
Maple Grove Retail Maple Grove, MN	79,130	09/99	1998	97%	5	Roundy's	2018

Maple Plaza Downers Grove, IL	31,298	01/98	1988	94%	12	None

Marketplace at 6 Corners Chicago, IL	117,000	11/98	1997	100%	6	Jewel Food Store	2012
						Marshall's	2013

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2004

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)	Lease Expiration Date

Neighborhood Retail Centers, cont.

Medina Marketplace Medina, OH	72,781	12/02	1956 / 1999	100%	8	Tops	2019

Mundelein Plaza Mundelein, IL	68,056	03/96	1990	98%	8	Sears	2005

Nantucket Square Schaumburg, IL	56,981	09/95	1980	94%	19 (b)	Cue-Can-Do	2013

Naper West Ph II Naperville, IL	50,000	10/02	1985	73%	1	JoAnn Fabrics	2014

Niles Shopping Center Niles, IL	26,109	04/97	1982	83%	6	None

Oak Forest Commons Oak Forest, IL	108,330	03/98	1998	32%	14 (b)	Dominick's Finer Foods	2017
						Murray's Discount Auto	2007
Oak Forest Commons Ph III Oak Forest, IL	7,424	06/99	1999	88%	4	None

Oak Lawn Town Center Oak Lawn, IL	12,506	06/99	1999	100%	4	None

Orland Greens Orland Park, IL	45,031	09/98	1984	94%	14	MacFrugal's	2006
						Shoe Carnival	2014
Orland Park Retail Orland Park, IL	8,500	02/98	1997	100%	3	None

Park Place Plaza St. Louis Park, MN	84,999	09/99	1997	100%	14	Office Max	2012
						Petsmart	2013
Park Square Brooklyn Park, MN	137,116	08/02	1986 / 1988	54%	20	Fashion Bug	2009

Park St. Claire Schaumburg, IL	11,859	12/96	1994	100%	2	None

Plymouth Collection Plymouth, MN	45,915	01/99	1999	100%	11	Golf Galaxy	2013

Quarry Outlot Hodgkins, IL	9,650	12/96	1996	100%	3	None

Regency Point Lockport, IL	54,841	04/96	1993 / 1995	100%	18	Ace Hardware	2008
						9th Street Fitness	2013

Riverplace Center Noblesville, IN	74,414	11/98	1992	98%	11	Kroger	2012
						Fashion Bug	2007
River Square S/C Naperville, IL	58,260	06/97	1988	94%	22	None

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2004

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)	Lease Expiration Date

Neighborhood Retail Centers, cont.

Rochester Marketplace Rochester, MN	69,914	09/03	2001 / 2003	95%	16	Staples	2016
						Audio King	2018
						Famous Footwear	2011
Rose Plaza Elmwood Park, IL	24,204	11/98	1997	100%	3	Binny's	2017

Rose Plaza East Naperville, IL	11,658	01/00	1999	100%	5	None

Rose Plaza West Naperville, IL	14,335	09/99	1997	89%	5 (b)	None

Salem Square Countryside, IL	112,310	08/96	1973 / 1985	100%	7	TJ Maxx	2009
						Marshall's	2006
Schaumburg Plaza Schaumburg, IL	61,485	06/98	1994	91%	10	Sears Hardware	2009

Schaumburg Promenade Schaumburg, IL	91,831	12/99	1999	100%	8	Linens and Things	2015
						DSW Shoe Warehouse	2009
						Pier 1 Imports	2009

Sears Montgomery, IL	34,300	06/96	1990	100%	6	Sears Hardware	2005

Sequoia Shopping Center Milwaukee, WI	35,407	06/97	1988	68%	12 (b) (d)	None

Shakopee Valley Shakopee, MN	146,430	12/02	2000 / 2001	99%	14 (b)	Kohl's	2021
						Office Max	2016
Shannon Square Shoppes Arden Hills, MN	29,196	06/04	2003	100%	14	None

Shingle Creek Brooklyn Center, MN	39,456	09/99	1986	77%	19 (b)	None

Shoppes of Mill Creek Palos Park, IL	102,422	03/98	1989	100%	23	Jewel Food Stores	2009

Shops at Coopers Grove Country Club Hills, IL	72,518	01/98	1991	18%	6	None

Six Corners Chicago, IL	80,650	10/96	1966	73%	7	Chicago Health Clubs	2010

Spring Hill Fashion Ctr West Dundee, IL	125,198	11/96	1985	100%	19	Michael's	2006
						TJ Maxx	2006
						Pier One	2007
St. James Crossing Westmont, IL	49,994	03/98	1990	95%	21 (b)	None

Stuart's Crossing St. Charles, IL	85,529	07/99	1999	98%	8	Jewel Food Stores	2019

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2004

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)	Lease Expiration Date

Neighborhood Retail Centers, cont.

Terramere Plaza Arlington Heights, IL	40,965	12/97	1980	85%	19	None

Townes Crossing Oswego, IL	105,989	08/02	1988	100%	22	Jewel Food Stores	2009

Two Rivers Plaza Bolingbrook, IL	57,900	10/98	1994	97%	10	Marshall's	2010
						Spirit Halloween Super Store	2004
University Crossing Mishawaka, IN	136,430	10/03	2003	98%	20	Marshall's	2013
						Babies R Us	2014
						Petco	2013
						Famous Footwear	2008
						Dollar Tree Stores	2008
						Pier 1 Imports	2013
V. Richard's Plaza Brookfield, WI	107,952	02/99	1985	98%	24	V. Richards Market	2012
						Guitar Center	2013
						Pedro's Mexican Restaurant	2015
Wauconda Shopping Ctr Wauconda, IL	31,357	05/98	1988	100%	3 (d)	Sears Hardware	2006

West River Crossing Joliet, IL	32,452	08/99	1999	91%	16	None

Western & Howard Chicago, IL	11,974	04/98	1985	100%	3	None

Wilson Plaza Batavia, IL	11,160	12/97	1986	78%	6	None

Winnetka Commons New Hope, MN	42,415	07/98	1990	89%	17	Walgreens (b) (c)	2010 / 2030

Wisner/Milwaukee Plaza Chicago, IL	14,677	02/98	1994	100%	4	None

Woodland Heights Streamwood, IL	120,436	06/98	1956	87%	13	Jewel Food Stores	2012
						U.S. Postal Service	2008
Community Centers

Bergen Plaza Oakdale, MN	272,233	04/98	1978	98%	36	K-Mart	2009
						Roundy's	2009
						Petco	2007
Chatham Ridge Chicago, IL	175,774	02/00	1999	92%	27B(b)	Cub Foods	2019
						Marshall's	2007
						Bally Total Fitness	2008

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2004

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)	Lease Expiration Date

Community Centers, cont.

Chestnut Court Darien, IL	170,027	03/98	1987	87%	22	Stein Mart	2008
						Just Ducky	2012
						Powerhouse Gym	2010
						Loyola Univ Medical Ctr	2006
						Factory Card Outlet	2007
Crystal Point Crystal Lake, IL	358,423	07/04	1976 / 1990's	100%	16	Best Buy	2015
						K-Mart	2007
						Bed, Bath & Beyond	2009
						The Sports Authority	2008
						Cost Plus	2014
						Ace Hardware	2007
						Borders Books	2019
						Office Depot	2008
Four Flaggs Niles, IL	306,661	11/02	1973 / 1998	99%	24	Wickes Furniture	2006
						Jewel Food Stores	2008
						Rhodes	2007
						Office Depot	2006
						REI	2006
						Petsmart	2014
						Jo-Ann Fabrics	2007
						Books-A-Million	2007
						Women's Workout World	2010
Joliet Commons Joliet, IL	158,922	10/98	1995	100%	16	Cinemark	2016
						Petsmart	2010
						Barnes & Noble	2006
						Old Navy	2005
						MC Sports	2006
						La-Z Boy Showcase Shop	2007
						Hometown Buffet	2012
Lake Park Plaza Michigan City, IN	229,639	02/98	1990	73%	18 (b)	Wal-Mart	2010
						Valuland (b)	2011
						Jo Ann Fabrics	2005
						Factory Card Outlet	2009
Lansing Square Lansing, IL	233,508	12/96	1991	89%	18 (b)	Sam's Club	2011
						Babies R Us	2006
						Office Max	2008
						Jeepers	2008

Maple Park Place Bolingbrook, IL	220,095	01/97	1992	91%	25	Best Buy	2017
						Sportmart	2014
						Powerhouse Gym	2009
						Jo-Ann Fabrics	2015
Naper West Naperville, IL	164,812	12/97	1985	88%	28 (b)	TJ Maxx	2009
						Barrett's Home Theater Store	2009
						Spirit Halloween Store	2004

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2004

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)	Lease Expiration Date

Community Centers, cont.

Park Center Plaza Tinley Park, IL	194,559	12/98	1988	100%	34 (b)	Cub Foods	2008
						Bally's Total Fitness	2010
						The Furniture Box	2006
						Bud's Sport Place	2007
						Chuck E. Cheese	2012
						Old Country Buffet	2006

Pine Tree Plaza Janesville, WI	187,413	10/99	1998	97%	21	Gander Mountain	2014
						TJ Maxx	2008
						Staples	2013
						Michaels Stores	2010
						Old Navy LLC	2008
						Petco	2009
						Famous Footwear	2009
Quarry Retail Minneapolis, MN	281,648	09/99	1997	100%	16	Home Depot	2018
						Roundy's	2017
						Petsmart	2013
						Office Max	2012
						Old Navy LLC	2008
						Party City	2007
Randall Square Geneva, IL	216,201	05/99	1999	99%	28	Bed, Bath & Beyond	2014
						Marshall's Dept Stores	2008
						Petsmart	2014
						Michael's Stores	2009
						The Gap	2008
						Factory Card Outlet	2009
						Shoe Carnival	2009
Riverdale Commons Coon Rapids, MN	168,277	09/99	1998	100%	17	Roundy's	2018
						Wickes Furniture	2014
						Office Max	2013
						Petco	2014
						Party City	2008
Rivertree Court Vernon Hills, IL	298,862	07/97	1988	99%	43 (b)	Best Buy	2011
						Kerasotes Theaters LLC	2006
						Office Depot	2007
						TJ Maxx	2008
						Petsmart	2011
						Michaels Stores	2008
						Harlem Furniture	2011
						Ulta Salon	2013
						Old Country Buffet	2007
Shops at Orchard Place Skokie, IL	165,141	12/02	2000	88%	19	Best Buy	2017
						DSW Shoe Warehouse	2011
						Ulta Salon	2010
						Pier 1 Imports	2011
						Petco	2010
						Walter E. Smithe	2011
						Halloween Scene	2004

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2004

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Current No. of Tenants	Anchor Tenants (a)	Lease Expiration Date

Community Centers, cont.

Springboro Plaza Springboro, OH	154,034	11/98	1992	100%	5	K-Mart	2017
						Kroger	2017

Thatcher Woods River Grove, IL	193,313	04/02	1969 / 1999	99%	21	Dominick's Finer Foods	2020
						A.J. Wright	2012
						Hanging Garden Banquets	2014
						Olson's Ace Hardware	2011
						Gold Standard Liquors	2018
						Walgreens	2059
Village Ten Coon Rapids, MN	211,568	08/03	2002	98%	12	Lifetime Fitness	2026
						Cub Foods	2022
						Dollar Tree Stores	2008
Woodfield Commons E/W Schaumburg, IL	207,583	10/98	1973	100%	19	Toys R Us	2006
			1975			Comp USA	2012
			1997			Tower Records	2009
						Cost Plus	2008
						Party City	2008
						Luna Carpets	2012
						Discovery Clothing	2005
						Halloween Scene	2004
Woodfield Plaza Schaumburg, IL	177,160	01/98	1992	94%	9	Kohl's	2012
						Jo Ann Fabrics	2014
						Barnes & Noble	2012
						Joseph A. Banks Clothiers	2009
Woodland Commons Buffalo Grove, IL	170,398	02/99	1991	97%	35	Dominick's Finer Foods	2011
						Harris Bank	2011
						Jewish Community Center	2009

Total	11,966,103			95%

(a)	Anchor tenants are defined as any tenant occupying 10,000 or more square feet. The trade name is used which may be different than the tenant name on the lease.

(b)

We continue to receive rent from tenants who have vacated but are still obligated under their lease terms.    These tenants continue to pay an amount equal to the contractual obligations under their lease.

(c)	Beginning with the earlier date listed, pursuant to the terms of each lease, the tenant has a right to terminate prior to the lease expiration date.

(d)	As of September 30, 2004, this property was held for sale.